UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2018

VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2018, Ventas, Inc. (the “Company”) appointed Peter J. Bulgarelli as President and Chief Executive Officer, Lillibridge Healthcare Services, Inc. and Executive Vice President, Office of the Company, effective April 9, 2018 (or such earlier date before April 9, 2018 if mutually agreed) (the “Effective Date”).

Mr. Bulgarelli will succeed Todd W. Lillibridge, the Company’s current Executive Vice President, Medical Property Operations and President and Chief Executive Officer, Lillibridge Healthcare Services, Inc., who, as previously announced, entered into an Employment Transition Agreement with the Company dated July 25, 2017 (the “Transition Agreement”). Under the terms of the Transition Agreement, as of the Effective Date, Mr. Lillibridge will cease to serve the Company in his current capacity but will continue to serve the Company in a non-executive officer role as Special Advisor to the Company's Chief Executive Officer in order to ensure an orderly transition.

Mr. Bulgarelli, age 58, will join the Company following a successful 28-year career at Jones Lang LaSalle, Incorporated (“JLL”), a global professional services firm specializing in real estate, most recently leading JLL’s industry focused businesses including healthcare, life sciences and higher education, including academic medical centers. He currently serves as Executive Managing Director, Industries at JLL.  Prior to his current role, Mr. Bulgarelli was Executive Managing Director, Healthcare Solutions at JLL, where he oversaw the establishment and management of an integrated healthcare services business, one of JLL’s fastest growing businesses.

Mr. Bulgarelli will receive an annual base salary of $450,000, subject to annual review commencing in 2019. He will initially be eligible for annual cash incentive compensation at 100% (threshold), 150% (target) and 200% (maximum) of his annual base salary and long-term incentive compensation in the form of equity at 150% (threshold), 250% (target) and 370% (maximum) of his annual base salary.  Any annual cash incentive compensation awarded to Mr. Bulgarelli for 2018 will not be prorated and will be earned at no less than the target level.

Mr. Bulgarelli will receive a non-prorated long-term equity incentive award covering the January 1, 2018 through December 31, 2020 performance period on the Effective Date (the “2018 LTIA”). The 2018 LTIA will be in the same form (60% performance-based restricted stock units and 40% time-based restricted stock units) and subject to the same terms (including performance goals and vesting schedules) as our other named executive officers, except that if Mr. Bulgarelli retires from the Company after reaching age 65 and completing 5 years of service with the Company, his (i) time-based restricted stock units will receive an additional year of vesting and (ii) performance-based restricted stock units will vest on a prorated basis, if and to the extent the performance goals have been met as of the date of such retirement.

The Company and Mr. Bulgarelli have entered into an Employee Protection and Noncompetition Agreement that subjects Mr. Bulgarelli to noncompetition, nonsolicitation and noninterference restrictions for a period of one year, as well as certain confidentiality and nondisparagement restrictions, upon termination of Mr. Bulgarelli’s employment for any reason.  The Employee Protection and Noncompetition Agreement also provides for severance if Mr. Bulgarelli’s employment is terminated by the Company without cause or by him for good reason, equal to (i) his annual base salary plus target annual cash incentive and continuation of benefits for one year (or a benefit stipend) or (ii) if such termination occurs within one year following a change in control, two and one-half times the sum of his annual base salary plus target annual cash incentive, as well as continuation of benefits for two years (or a benefit stipend).

Mr. Bulgarelli does not have any family relationship with any director or executive officer, or any person nominated to be a director or executive officer of the Company, and Mr. Bulgarelli has no interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on March 26, 2018 announcing the appointment of Mr. Bulgarelli as President and Chief Executive Officer, Lillibridge Healthcare Services, Inc. and Executive Vice President, Office of the Company is filed herewith as Exhibit 99.1 and also incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press Release issued by the Company on March 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date:	March 29, 2018	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief
Administrative Officer and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on March 26, 2018.